 As filed with the Securities and Exchange Commission on June 29 , 2012
Registration No. 333- 181748

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3 /A
REGISTRATION STATEMENT
(PRE-EFFECTIVE AMENDMENT NO. 1)
UNDER
THE SECURITIES ACT OF 1933

ZAGG INC
(Exact name of registrant as specified in its charter)

Nevada	20-2559624
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J
Salt Lake City, Utah 84115
(801) 263-0699
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brandon T. O’Brien
Chief Financial Officer
ZAGG Inc
3855 South 500 West, Suite J
Salt Lake City, Utah 84115
(801) 263-0699
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
C. Parkinson Lloyd, Esq.
Durham Jones & Pinegar, P.C.
111 East Broadway, Suite 900
Salt Lake City, UT 84111
(801) 415-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

i

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering
Common Stock, par value $0.001 per share	(1)		(1)		$85,000,000	(2)	$9,741	(2)
Secondary Offering
Common Stock, par value $0.001 per share	323,309	(3)	12.00	(4)	$3,879,708	(4)	$445	(4)
TOTAL REGISTRATION FEE							$10,186	(5)

(1)
There are being registered hereunder such indeterminate number of shares of common stock as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $85,000,000. The proposed maximum offering price will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock  as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.
(3)	Consisting of shares of common stock issuable to such selling shareholders upon exercise of warrants, to be described more fully in prospectus supplements to be filed.
(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, and based upon the average of the high and low reported sales prices of our common stock on the NASDAQ Global Market on May 25, 2012.

(5)	Fee of $13,016 paid with initial filing. No additional fee due.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 29 , 2012

PROSPECTUS
 [ZAGG LOGO]

ZAGG INC

 $85,000,000
Common Stock
and
323,309 Shares
Offered by Selling Shareholders

By this prospectus, ZAGG Inc (“ZAGG,” the “Company,” or “we”) may offer and sell from time to time, in one or more issuances, up to an aggregate of $85,000,000 of our common stock in amounts, at prices and on terms to be determined by us at the time of offering. Additionally, seven (7) selling shareholders (the “Selling Shareholders”) may offer and sell from time to time, in one or more transactions, up to an aggregate of 323,309 shares of our Common Stock, consisting of shares of our common stock issuable upon the exercise of certain warrants held by the Selling Shareholders. We will provide specific terms of the offerings, including the offering prices, in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. We and any Selling Shareholder may sell the common stock in the same offering or in separate offerings, and directly to you or to or through underwriters, dealers or agents we select. If we use underwriters, dealers or agents to sell the securities, we will name them, describe their compensation and describe any overallotment options granted to them in supplements to this prospectus. See “Plan of Distribution” in this prospectus.

Our common stock is traded on the NASDAQ Global Market under the symbol “ZAGG” On June 22 , 2012, the last reported sale price of our common stock as quoted on the NASDAQ Global Market was $ 10.44 per share.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

You are urged to carefully read this prospectus, the prospectus supplement relating to any specific offering of common stock and all of the information incorporated by reference herein and therein. Our business, and an investment in our common stock, involves significant risks. These risks are discussed in this prospectus under “Risk Factors” beginning on page 5 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2012.

We have not authorized any person to give any information or make any representations in connection with this offering other than those contained or incorporated by reference into this prospectus and any accompanying prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement.

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our,” “ZAGG” and the “Company” to refer to ZAGG Inc and its subsidiaries. Our common stock is traded on the NASDAQ Global Market under the symbol “ZAGG.”

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any amount of the common stock described in this prospectus in a dollar amount that does not exceed $85,000,000, in the aggregate.  In addition, under this shelf process, the selling shareholders named in this prospectus or a prospectus supplement may sell, from time to time, up to 323,309 shares of our common stock.

This prospectus provides you with a general description of the common stock we may offer. Each time we or a Selling Shareholder offers common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the common stock offered under this prospectus. The registration statement can be read at the SEC’s website (http://www.sec.gov) or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of this common stock are permitted. You should not assume that information contained in this prospectus, in any prospectus supplement, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of common stock occurs.

We and any Selling Shareholder may sell the common stock to underwriters who will in turn sell the common stock to the public on terms fixed at the time of sale. In addition, the common stock may be sold by us directly or through dealers or agents that we may designate from time to time. If we, directly or through agents, solicit offers to purchase the common stock, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers. A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by the Company. Any Selling Shareholder, underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

As described more fully below, we will not receive any proceeds from the sales by any of the Selling Shareholders of the securities sold by them pursuant to this Prospectus or any prospectus supplement.

SUMMARY

Our Business (dollars in thousands)

ZAGG Inc, headquartered in Salt Lake City, Utah, designs, manufactures and distributes protective coverings, audio accessories and power solutions for consumer electronic and hand-held devices under the brand names invisibleSHIELD®, ZAGGskins™, ZAGGbuds™, ZAGGsparq™, ZAGGfolio™, ZAGGmate™, ZAGGkeys™,  iFrogz™ and Earpollution™.

Our flagship product, the invisibleSHIELD, is made from a protective film covering that was developed originally to protect the leading edges of rotary blades of military helicopters. We determined that this same film product could be configured to fit onto the surface of electronic devices and marketed to consumers for use in protecting such devices from every day wear and tear, including scratches, scrapes, debris and other surface blemishes. The film also permits touch sensitivity, meaning it can be used on devices that have a touch-screen interface. The invisibleSHIELD film material is highly reliable and durable because it was originally developed for use in a high friction, high velocity context within the aerospace industry. The film provides long lasting protection for the surface of electronic devices subject to normal wear and tear. The film is a form of polyurethane substance, akin to a very thin, pliable, flexible and durable clear plastic that adheres to the surface and shape of the object it is applied to.

The invisibleSHIELD is designed specifically for Apple® iPods®, iPads®, laptops, cell phones, digital cameras, watch faces, GPS systems, gaming devices, and other mobile devices.  (Apple, iPod, iPad, and iPhone are all registered trademarks of Apple, Inc.)  The product is “cut” to fit specific devices and packaged together with a moisture activating solution which makes the invisibleSHIELD adhere to the surface of the device, literally “like a second skin,” and virtually invisible to the eye.  The patent-pending invisibleSHIELD is the first scratch protection solution of its kind on the market.  The invisibleSHIELD is not ornamental, but rather provides a long lasting barrier to preserve the brand new look of the surface of an electronic device.  In early 2010, we introduced the invisibleSHIELD DRY through retail partners, which is a protective film made from the same material as the original invisibleSHIELD, and engineered to be clearer, smoother to the touch, and apply without the need for fluid.  In the beginning of 2011, we added the invisibleSHIELD Smudge-Proof to our line, which also incorporates the invisibleSHIELD film with added features that eliminate smudges, fingerprints, and glare from the device display.  In January 2012, we introduced the invisibleSHIELD HD, a new premium version of the invisibleSHIELD that offers industry-leading clarity and finish, online at www.ZAGG.com and at select retail partners.

As of the date of this Prospectus, ZAGG offered over 5,900 precision, pre-cut invisibleSHIELD designs with a lifetime replacement warranty through online channels, big-box retailers, electronics specialty stores, resellers, college bookstores, Mac stores, and mall kiosks.  We plan to increase our product lines to offer new electronic accessories to our tech-savvy customer base, as well as an expanded array of invisibleSHIELD products for other industries.  Given the success of the invisibleSHIELD (evidenced by an increase in sales, comparing the three months ended March 31, 2012 to 2011, of 28%, from $20,772 to $26,602),  ZAGG has the unique opportunity to offer additional accessories from a trusted source to gadget enthusiasts worldwide.

Additional Products

The ZAGGaudio brand of electronics accessories and products were first released in late 2008, and continue to focus on innovation and superior value.  The flagship product within ZAGGaudio is the award winning ZAGGsmartbuds™ line, which includes ZAGGaquabuds, a water-resistant earbud introduced in late 2010.  A previous winner of the coveted CES Design and Innovation award, the ZAGGsmartbuds line has been well received by professional reviewers, experts and the consumer base. On January 12, 2010, we were awarded patent number US D 607,875 by the U.S. Patent and Trademark Office, covering design elements of ZAGGsmartbuds in-ear headphones.

ZAGGskins were introduced in November 2009, and combine customizable, high-resolution images with the scratch protection of ZAGG’s invisibleSHIELD.  To create a ZAGGskin, consumers select from a library of professional designs or upload their own high-resolution personal photos or images.  The printed image, custom designed for their device, is then merged with the exclusive, ultra-tough, patented invisibleSHIELD film, which allows customers to both protect and individualize their gadgets with a single product.

In early 2009, we introduced the ZAGGsparq, a small, powerful, portable battery that can recharge a power-hungry “smartphone” up to four times before the ZAGGsparq itself needs to be recharged.  Featuring a 6000ma lithium polymer cell, the ZAGGsparq plugs into a wall outlet and provides two USB ports for charging mobile devices.  An adapter is also included that fits many international standards.  The ZAGGsparq is compatible with any USB-charged device, including Apple iPads, iPods, and iPhones, as well as cell phones, handheld gaming systems, and digital cameras.

We also introduced ZAGG LEATHERskins in early 2010.  ZAGG LEATHERskins are thin, pliable cases that apply directly to personal electronics like a film, and are created from genuine leather.  Available in typical leather shades and premium animal patterns, ZAGG LEATHERskins use an adhesive that holds the skin firmly in place on the device, but can be removed if necessary.  Later in 2010, we broadened the line to include ZAGG sportLEATHER, which are also created from genuine leather and feature authentic recreations of baseball, football and basketball textures.  ZAGG LEATHERskins and sportLEATHERS are available for the most popular personal electronics.

We introduced the ZAGGmate in November 2010.  The ZAGGmate is a protective and functional companion to the Apple iPad and iPad 2, as well as the new iPad, that accentuates both the appearance and utility of Apple's innovative device. Made from aircraft-grade aluminum with a high quality finish, the patent-pending ZAGGmate matches the design, look and feel of the iPad, iPad 2, and the new iPad.  The ZAGGmate line features two models, one with a simple, innovative stand and built-in wireless Bluetooth® keyboard that allows for fast, responsive typing, and interaction with the iPad's features.  The second model replaces the keyboard with a more versatile stand that provides multiple angles for use.  The ZAGGmate was the recipient of several prestigious industry awards, including the Macworld Expo 2011 Best of Show and recognition as a CES Innovations Design and Engineering Honoree. On April 7, 2011, we partnered with Logitech on the ZAGGmate product and renamed it the Logitech Keyboard Case by ZAGG. Under the partnership with Logitech, we receive royalty payments for all units sold by Logitech.

As a follow up to our very successful ZAGGmate, we launched the ZAGGfolio in July 2011.  The ZAGGfolio is a stylish and functional case for the iPad 2, the new iPad, and Samsung Galaxy tablet that not only offers full protection, but increases productivity through a removable, Bluetooth keyboard.  Operating with Bluetooth 3.0, the integrated battery will last for months between charges.  A true 3-in-1 solution with a keyboard, stand and full protective cover, the patent pending ZAGGfolio is the winner of multiple awards including the 2012 CES Innovations Design and Engineering Showcase Honors.  In fall of 2011, we expanded the ZAGGfolio family to include 11 different colors, textures and patterns, including genuine leather.

In November 2011, ZAGG launched the ZAGGkeys FLEX, a portable Bluetooth keyboard and stand.  As implied by its name, the FLEX offers flexible function for the two most popular tablet and smartphone operating systems; a switch on the keyboard toggles between the Apple iOS and Android®.  The ZAGGkeys FLEX utilizes same keyboard layout as our award-winning Logitech Keyboard Case and ZAGGfolio, ensuring a true typing experience.  The ZAGGkeys FLEX includes a unique keyboard cover that easily converts into a stable stand compatible with nearly any tablet or smartphone.  The ZAGGkeys FLEX was named an honoree at the 2012 CES Innovations Design and Engineering Showcase.

Acquisition of iFrogz

On June 21, 2011, the Company, ReminderBand, Inc., dba iFrogz (“iFrogz”), and the owners of iFrogz entered into a Stock Purchase Agreement pursuant to which ZAGG acquired 100% of the outstanding shares of iFrogz. The combination of ZAGG and iFrogz represents an opportunity to create a market leader in the mobile device accessories industry by building on complementary brands and increasing overall market share by growing product lines and expanding distribution.

iFrogz is headquartered in Logan, Utah, and designs, manufactures and distributes protective coverings and digital audio accessories for consumer electronic and hand-held devices under the brand names iFrogz™ and Earpollution™.

iFrogz began in 2006 by creating protective covers for iPods with a unique combination of fashion and quality that was received well by the marketplace through online sales only. In early 2007, iFrogz began distributing through large retailers. Subsequently, the iFrogz product offering has expanded into cell phones, other music devices, and a wider variety of fashion assortments for mobile devices, while continuing to expand its retail customer base.

In the summer of 2007, iFrogz released its first line of audio products under the Earpollution brand. The eclectic selection of Earpollution™ earbuds and headphones targets a younger demographic, yet still appeals to a wide demographic of consumers.

iFrogz continues to innovate its product lines allowing it to remain ahead of the curve in the electronic device accessory fashion market.

For a more comprehensive overview of our business, we refer you to Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference herein.

Corporate Information

We maintain our corporate offices and operational facility at 3855 South 500 West, Suites B, C, D, I, J, K, L, M, N, O, and S, Salt Lake City, Utah, 84115. The telephone number of the Company is 801-263-0699.  Our website address is www.ZAGG.com.  Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

Summary of the Offering of Common Stock by the Company

Common Stock:
We may offer up to $85,000,000 of common stock in one or more offerings. A prospectus supplement, which we will provide each time we offer common stock, will describe the specific amounts, prices and terms of the common stock.  We are authorized to issue one class of common stock. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election by the holders of our common shares. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors.

We may sell the common stock to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of common stock. Each prospectus supplement will set forth the names of any underwriter, dealer or agent involved in the sale of common stock described in that prospectus supplement and any applicable fees, commissions or discount arrangements with them.  See “Plan of Distribution” in this prospectus.

Use of proceeds:
Unless otherwise indicated in any prospectus supplement, the net proceeds from the sale of common stock offered by this prospectus will be used for general corporate purposes and working capital requirements. We may also use a portion of the net proceeds to fund possible investments in and acquisitions of complementary businesses, partnerships, minority investments, products or technologies. Currently, there are no commitments or agreements regarding such acquisitions or investments that are material.

Risk factors:	See “Risk Factors” for a discussion of the factors you should carefully consider before deciding to invest in shares of our common stock.

Summary of the Offering of Common Stock by the Selling Shareholders

Common Stock:
The Selling Shareholders include seven (7) individuals and entities (identified and described more fully below ) who may receive shares of our Common Stock upon the exercise by them of warrants to purchase shares of Common Stock.  A prospectus supplement, which we will provide each time the Selling Shareholders offer their shares of common stock, will describe the specific amounts, prices and terms of such sales of common stock.

The Selling Shareholders may sell the common stock to or through underwriters, dealers or agents or directly to purchasers. Each prospectus supplement will set forth the names of any underwriter, dealer or agent involved in the sale of common stock described in that prospectus supplement and any applicable fees, commissions or discount arrangements with them.  See “Plan of Distribution” in this prospectus.

Use of proceeds:
The Company will not receive any proceeds from the sales of shares by the Selling Shareholders.  Upon the cash exercise of any of the warrants held by the Selling Shareholders, the Company will receive the cash payment of the exercise price for such warrants.  Unless otherwise indicated in any prospectus supplement, the net proceeds from the exercise price of the warrants will be used for general corporate purposes and working capital requirements.

Risk factors:	See “Risk Factors” for a discussion of the factors you should carefully consider before deciding to invest in shares of our common stock.

RISK FACTORS

Investing in any of the securities is speculative and involves significant risk.  You should consider carefully the risk factors discussed within the section entitled “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2011, which is incorporated by reference in this prospectus, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering, for a discussion of particular factors you should consider before determining whether an investment in any of the securities is appropriate for you. Any of the risks described in such reports and prospectus supplements could materially and adversely impair our business, financial condition and operating results. In such case, the trading price, if any, of the common stock could decline or you could lose all or part of your investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the documents we have incorporated herein by reference, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Additionally, statements relating to implementation of business strategy, future financial performance, acquisition strategies, capital raising transactions, performance of contractual obligations, and similar statements may contain forward-looking statements. We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles.  These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We expressly disclaim any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Forward-looking statements are not guarantees of future performance. You should not put undue reliance on any forward-looking statements. All forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially from those expressed in or implied by these forward-looking statements. Many of the factors that will affect our future results are beyond our ability to control or predict.  Some of our forward-looking statements include the following:

-	Discussions of our planned implementation of business strategy;

-	Discussions of future financial performance;

-	Discussions of acquisition strategies;

-	Discussions of capital raising transactions; and

-	Discussions of our performance of contractual obligations.

For a more detailed description of these particular forward-looking statements and for other factors that may affect any forward-looking statements, see “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2011, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed after the date of this prospectus, which are incorporated by reference in this prospectus. See “Where You Can Find More Information.”

When considering any forward-looking statement, you should also keep in mind the risk factors described under the section entitled “Risk Factors” in this prospectus and incorporated by reference in this prospectus. Any of these risks could impair our business, financial condition or results of operation. We undertake no obligation to update any forward-looking statements after distribution of this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to the certificate of incorporation and the bylaws. Copies of these documents are exhibits to our registration statement, of which this prospectus forms a part, and are incorporated by reference into the registration statement.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. As of May 7, 2012, we had 30,247,533 shares of common stock outstanding. Our common stock is listed on the NASDAQ Global Market under the symbol “ZAGG.”

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Antitakeover Provisions

Our Amended and Restated Articles of Incorporation and First Amended Bylaws contain various provisions that could render more difficult certain unsolicited or hostile attempts to take us over, that could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business. These provisions include:

·
Special Meetings of Stockholders — Our First Amended Bylaws provide that special meetings of the stockholders may only be called by our Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary, or by stockholders holding not less than ten percent (10%) of the voting power of the Company.

·
Advance Notice Bylaws — Under our First Amended Bylaws, in order for a stockholder to properly bring a director nominee or any other business before an annual meeting of stockholders, or to propose a director nominee for purposes of a special meeting of stockholders, the stockholder must provide us with timely notice thereof (including, in the case of director nominations, certain information regarding the nominee and the proposing stockholder). This provision could make it more difficult for stockholders to propose business at our stockholder meetings.

·	Vacancies — Our First Amended Bylaws provide that vacancies on our board may be filled by a majority of directors in office, although less than a quorum.

·
Authorized but Unissued Shares — Subject to the rules of the NASDAQ Global Market, our Board of Directors may cause us to issue our authorized but unissued shares of common stock in the future without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger, or otherwise.

Limitation of Liability and Indemnification Matters; Indemnification for Securities Act Liabilities

Our Amended and Restated Articles of Incorporation provide, to the fullest extent permitted by the laws of the State of Nevada, as the same now exists or may hereafter be amended or supplemented, that no director or officer of the Company shall be liable to the Company or to its stockholders for damages for breach of fiduciary duty as a director or officer.

Additionally, a director of the Company shall not be personally liable to the Company or to its shareholders for monetary damages for breach of fiduciary duty as a director: except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director’s duty of loyalty to the Company or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 78.300 of the Nevada Revised Statutes; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If Nevada corporation laws are hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Nevada corporation laws so amended.

The effect of these provisions of our Amended and Restated Articles of Incorporation is to eliminate our rights and our stockholders’ rights (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Amended and Restated Articles of Incorporation and the indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

As permitted by the Nevada Revised Statutes, our Amended and Restated Articles of Incorporation contain the following provision:

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The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or while serving as a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

Additionally, as permitted by the Nevada Revised Statutes, our bylaws provide as follows:

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The Corporation shall indemnify and person who was or is a part or is threatened to be made a party to any proceeding, whether civil criminal administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal action or procedure had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be extended to directors, officers or persons controlling us pursuant to the foregoing, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer Inc., whose corporate office is located at 1859 Whitney Mesa Dr., Henderson, NV 89014.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “ZAGG.”

SELLING SHAREHOLDERS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, the seven Selling Shareholders named below may sell, from time to time, in one or more offerings, up to an aggregate of 323,309 shares of our Common Stock, consisting of shares of our common stock issuable upon the exercise of certain warrants held by the Selling Shareholders.

The Selling Shareholders include the following individuals and entities:

Genesis Select Corporation – As of the date of this Prospectus, Genesis Select Corporation (“GSC”) held warrants to purchase up to 50,000 shares of ZAGG common stock, the resales of which are included in this Prospectus and an applicable prospectus supplement.  The warrants have an exercise price of $9.02, and expire on January 25, 2017.   These warrants were granted on January 25, 2012 to GSC in connection with the consulting services provided by GSC to ZAGG.

Budd Zuckerman – As of the date of this Prospectus, Mr. Zuckerman held warrants to purchase up to 42,750 shares of ZAGG common stock, the resales of which are included in this Prospectus and an applicable prospectus supplement.  Mr. Zuckerman owns two sets of warrants.  The first set has an exercise price of $2.58, an expiration date of January 25, 2015, and as of the date of this Prospectus, Mr. Zuckerman held 15,000 of these warrants.  The second set has an exercise price of $9.05, an expiration date of January 26, 2016, and as of the date of this Prospectus, Mr. Zuckerman held 27,750 of these warrants.  These warrants were granted to GSC in connection with the services provided by GSC as part of consulting service agreements in 2010 and 2011, and then assigned by GSC to Mr. Zuckerman.  Mr. Zuckerman is the President of GSC.

Kim Rogers-Carreté – As of the date of this Prospectus, Ms. Rogers-Carreté held warrants to purchase up to 35,000 shares of ZAGG common stock, the resales of which are included in this Prospectus and an applicable prospectus supplement.  Ms. Rogers-Carreté owns two sets of warrants.  The first set has an exercise price of $2.58, an expiration date of January 25, 2015, and as of the date of this Prospectus, Ms. Rogers-Carreté held 20,000 of these warrants.  The second set has an exercise price of $9.05, an expiration date of January 26, 2016, and as of the date of this Prospectus, Ms. Rogers-Carreté held 15,000 of these warrants.  These warrants were granted to GSC in connection with the services provided by GSC as part of consulting service agreements in 2010 and 2011, and then assigned by GSC to Ms. Rogers-Carreté.  Ms. Rogers-Carreté is a partner at GSC.

Isaac Stokes – As of the date of this Prospectus, Mr. Stokes held warrants to purchase up to 1,000 shares of ZAGG common stock, the resales of which are included in this Prospectus and an applicable prospectus supplement.  The warrants owned by Mr. Stokes have an exercise price of $9.05, an expiration date of January 26, 2016, and as of the date of this Prospectus, Mr. Stokes held 1,000 of these warrants.  These warrants were granted to GSC in connection with the services provided by GSC as part of consulting service agreements in 2010 and 2011, and then assigned by GSC to Mr. Stokes.  Mr. Stokes is a manager at GSC.

Matt Selinger – As of the date of this Prospectus, Mr. Selinger held warrants to purchase up to 11,250 shares of ZAGG common stock, the resales of which are included in this Prospectus and an applicable prospectus supplement.  Mr. Selinger owns two sets of warrants.  The first set has an exercise price of $2.58, an expiration date of January 25, 2015, and as of the date of this Prospectus, Mr. Selinger held 5,000 of these warrants.  The second set has an exercise price of $9.05, an expiration date of January 26, 2016, and as of the date of this Prospectus, Mr. Selinger held 6,250 of these warrants.  These warrants were granted to GSC in connection with the services provided by GSC as part of consulting service agreements in 2010 and 2011, and then assigned by GSC to Mr. Selinger.  Mr. Selinger is a partner at GSC.

Brandon T. O’Brien: Chief Financial Officer of ZAGG Inc – As of the date of this Prospectus, Mr. O’Brien held warrants to purchase up to 73,927 shares of ZAGG common stock, the resales of which are included in this Prospectus and an applicable prospectus supplement.  The warrants have an exercise price of $1.30 per share, and expire November 29, 2012.  Mr. O’Brien received the warrants in November 2007 pursuant to an agreement between ZAGG and certain investors and shareholders who had received piggy-back registration rights, but who had not been permitted to have their securities included in a registration statement filed in 2007.

Derek Smith: Executive Vice President of Sales of ZAGG Inc – As of the date of this Prospectus, Mr. Smith held warrants to purchase up to 109,382 shares of ZAGG common stock, the resales of which are included in this Prospectus and an applicable prospectus supplement.  The warrants were purchased from Robert G. Pedersen II, the Company’s CEO and Chairman, for cash consideration under a stock purchase agreement in 2007.  The warrants have an exercise price of $1.30, and expire November 29, 2012.

Mr. O’Brien and Mr. Smith are employees and executives of the Company.  None of the other Selling Shareholders has served as an executive or director of the Company.  As noted above, GSC provides consulting services to the Company, and Messrs. Zuckerman, Stokes, and Selinger, and Ms. Rogers-Carreté were assigned warrants by GSC.

The following table sets forth information relating to the ownership of the Company’s common stock by the Selling Shareholders.

Name of Selling Shareholder	Number of Shares Held Prior to Offering	Percentage Owned Prior to Offering	Number of Shares Held Following Completion of the Offering	Percentage Owned Following Completion of the Offering
Genesis Select Corporation	50,000 (1)	*	0 (8)	0% (8)
Budd Zuckerman	42,750 (2)	*	0 (8)	0% (8)
Kim Rogers-Carreté	35,000 (3)	*	0 (8)	0% (8)
Isaac Stokes	1,000 (4)	*	0 (8)	0% (8)
Matt Selinger	11,250 (5)	*	0 (8)	0% (8)
Brandon T. O’Brien	73,927 (6)	*	0 (8)	0% (6) (8)
Derek Smith	109,382 (7)	*	0 (8)	0% (7) (8)
TOTALS	323,309

(1)	Consisting of shares underlying warrants to purchase shares of common stock of ZAGG Inc, with an exercise price of $9.02, and expiring on January 25, 2017.
(2)
Consisting of warrants to purchase 15,000 shares of common stock of ZAGG Inc, with an exercise price of $2.58, and an expiration date of January 25, 2015; and warrants to purchase 27,750 shares of ZAGG Inc common stock, with an exercise price of $9.05, and an expiration date of January 26, 2016.

(3)
Consisting of warrants to purchase 20,000 shares of common stock of ZAGG Inc, with an exercise price of $2.58, and an expiration date of January 25, 2015; and warrants to purchase 15,000 shares of ZAGG Inc common stock, with an exercise price of $9.05, and an expiration date of January 26, 2016.

(4)	Consisting of shares underlying warrants to purchase shares of common stock of ZAGG Inc, with an exercise price of $9.05, and expiring on January 26, 2016.
(5)
Consisting of warrants to purchase 5,000 shares of common stock of ZAGG Inc, with an exercise price of $2.58, and an expiration date of January 25, 2015; and warrants to purchase 6,250 shares of ZAGG Inc common stock, with an exercise price of $9.05, and an expiration date of January 26, 2016.

(6)
Consisting of warrants to purchase 73,927 shares of common stock of ZAGG Inc with an exercise price of $1.30 per share, and an expiration date of November 29, 2012.  As of the date of this Prospectus, Mr. O’Brien also owned 402,667 shares of ZAGG Inc common stock, the resales of which are not included in this Prospectus.

(7)
Consisting of warrants to purchase 109,382 shares of common stock of ZAGG Inc with an exercise price of $1.30 per share, and an expiration date of November 29, 2012.  As of the date of this Prospectus, Mr. Smith also owned 254,248 shares of ZAGG Inc common stock, the resales of which are not included in this Prospectus.

(8)
Assumes an exercise of all of the warrants held by the Selling Shareholder, and the sale by the Selling Shareholder of all shares issued in connection with that hypothetical exercise.  There is no assurance that the Selling Shareholder will exercise the warrants or sell any or all of the shares offered hereby.  This number and percentage may change based on the Selling Shareholder’s decision to exercise the warrants and to sell or hold the shares.

Additional information about the Selling Shareholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the Commission, which are incorporated by reference into this prospectus.

The Company will not receive any proceeds from the sales of shares by the Selling Shareholders.  Upon the cash exercise of any of the warrants held by the Selling Shareholders, the Company will receive the cash payment of the exercise price for such warrants.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, the net proceeds from the sale of common stock offered by this prospectus will be used for general corporate purposes and working capital requirements. We may also use all or a portion of the net proceeds to fund possible investments in and acquisitions of complementary businesses, assets, partnerships, minority investments, products or technologies. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated needs of our business. As a result, unless otherwise indicated in any prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

As noted above, the Company will not receive any proceeds from the sales of shares by the Selling Shareholders.  Upon the cash exercise of any of the warrants held by the Selling Shareholders, the Company will receive the cash payment of the exercise price for such warrants.  Unless otherwise indicated in any prospectus supplement, the net proceeds from the exercise price of the warrants will be used for general corporate purposes and working capital requirements.

PLAN OF DISTRIBUTION

We and any Selling Shareholder may, from to time, offer the securities registered hereby up to the maximum amount.  We and any Selling Shareholder may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We and any Selling Shareholder may sell the securities to or through underwriters or dealers, with or without an underwriting syndicate, through agents, or directly to one or more purchasers or a combination of these methods. We and any Selling Shareholder may distribute securities from time to time in one or more transactions or offerings:

● at a fixed price or prices, which may be changed;

● at market prices prevailing at the time of sale;

● at prices related to such prevailing market prices; or

● at negotiated prices or in competitive bid transactions.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

● the name or names of the underwriters, dealers or agents, if any, and the types and amounts ofsecurities underwritten or purchased by each of them;

● the purchase price of the securities and the proceeds we will receive from the sale;

● any over-allotment options under which underwriters may purchase additional securities from us;

● any agency fees or underwriting discounts and other items constituting agents’ or underwriters’compensation;

● any public offering price;

● any discounts or concessions allowed or reallowed or paid to dealers; and

● any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

Any Selling Shareholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act, or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

Any Selling Shareholders, underwriters, broker-dealers, and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act.  Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act.  Additionally, because the Selling Shareholders may be deemed to be ”underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders may be subject to the prospectus delivery requirements of the Securities Act.

We and any Selling Shareholder may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We and any Selling Shareholder may authorize underwriters, dealers, or agents to solicit offers by certain types of institutional investors or other purchasers to purchase our securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. Any underwriter may engage in short sales, over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price and are made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

Any underwriters that are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in our common stock on the NASDAQ Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

The validity of the securities offered by this prospectus and any prospectus supplement will be passed upon by Durham Jones & Pinegar, P.C., of Salt Lake City, Utah. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ZAGG Inc as of December 31, 2011 and 2010, and for each of the years in the two-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2011, expresses an opinion that ZAGG Inc did not maintain effective internal control over financial reporting as of December 31, 2011 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that a material weakness related to a lack of a sufficient number of accounting and IT professionals with the necessary experience and training has been identified.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2011, contains an explanatory paragraph that states that the Company acquired iFrogz during 2011 and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011, iFrogz’s internal control over financial reporting associated with total assets of $108.8 million and total net sales of $36.0 million included in the consolidated financial statements of the Company and subsidiaries as of and for the year ended December 31, 2011. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of iFrogz.

The financial statements for the year ended December 31, 2009, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by Hansen, Barnett & Maxwell, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

           Some of the information that you should consider in deciding whether to invest in the securities is not included in this prospectus, but rather is incorporated by reference to certain reports that we have filed with the SEC. This permits us to disclose important information to you by referring to those documents rather than repeating them in full in the prospectus. The information incorporated by reference in this prospectus contains important business and financial information. We incorporate by reference the following documents filed by us with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Annual Report on Form 10-K, for the year ended December 31, 2011, filed March 15, 2012;
(b)	Quarterly Report on Form 10-Q for the Quarter ended March 31, 2012, filed May 10, 2012;
(c)	Current Report on Form 8-K ( Item 4.02 ), filed January 19 , 2012;
(d)	Current Report on Form 8-K ( Items 2.02 and 9.01), filed March 1, 2012 ;
(e)	Current Report on Form 8-K (Items 2.02 and 9.01), filed May 4, 2012;
(f)	Current Report on Form 8-K (Items 8.01 and 9.01), filed May 9, 2012;
(g)	Definitive Proxy Statement (for Annual Shareholder Meeting to be held June 28, 2012), filed April 27, 2012;
(h)	The description of our common stock contained in our Registration Statement on Form 8-A, filed November 5, 2009;
(i)	The description of our common stock contained in our Registration Statement on Form SB-2, filed September 26, 2001;
(j)	The description of our common stock contained in our Definitive Proxy Statement, filed May 2, 2011; and
(k)	The description of our common stock contained in our Current Report on Form 8-K (Item 5.07), filed June 29, 2011.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits have been specifically incorporated by reference thereto. You may request a copy of these reports or documents, at no cost, by writing or telephoning us at the following address:

ZAGG Inc
3855 South 500 West, Suite J
Salt Lake City, Utah
Phone: (801-263-0699)

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, and as a result file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below, as well as on our website, http://www.zagg.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the securities.

You may read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling 1 (800) SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director or officer of our company in the successful defense of the action, suit or proceeding) is asserted by a director or officer in connection with securities which may have been registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee:

SEC Registration Fee		$13,016
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
NASDAQ Global Market Listing Fee		*
Printing Expenses		*
Miscellaneous		*
Total	$		*

* Fees payable will depend on the securities offered, the number of issuances, and the nature of the offerings, and cannot be fully estimated at this time.

Item 15.	Indemnification of Directors and Officers

As a corporation incorporated under the laws of the State of Nevada, we are subject to the Nevada Revised Statutes, which provide that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The Articles of Incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the Nevada Revised Statutes.

The Nevada Revised Statutes also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee or agent with respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our First Amended Bylaws provide:

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The Corporation shall indemnify and person who was or is a part or is threatened to be made a party to any proceeding, whether civil criminal administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal action or procedure had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful; and

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The Corporation shall indemnify and person who was or is a part or is threatened to be made a party to any proceeding, whether civil criminal administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action. suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal action or procedure had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Item 16.	Exhibits

See Exhibit Index on Page II-7 of this registration statement.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

        (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

       (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

       (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

        (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

        (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Salt Lake City, Utah, on June 29 , 2012.

ZAGG Inc

By	/s/ ROBERT G. PEDERSEN II
Robert G. Pedersen II
Chief Executive Officer,
Principal Executive Officer, and Director

By:	/s/ BRANDON T. O’BRIEN
Brandon T. O’Brien
Chief Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ ROBERT G. PEDERSEN II	June 29, 2012
Robert G. Pedersen II
Chief Executive Officer,
Principal Executive Officer, and Director

/s/ BRANDON T. O’BRIEN	June 29, 2012
Brandon T. O’Brien
Chief Financial Officer
(Principal Accounting Officer)

/s/ Edward D. Ekstrom	June 29, 2012
Edward D. Ekstrom
Director

/s/ Shuichiro Ueyama	June 29, 2012
Shuichiro Ueyama
Director

/s/ Randall L. Hales	June 29, 2012
Randall L. Hales
Chief Operating Officer,
President, and Director

/s/ Cheryl Larabee	June 29 , 2012
Cheryl Larabee
Director

EXHIBIT INDEX

Exhibit Number	Description
1	Underwriting Agreement (As applicable, to be filed by amendment hereto or pursuant to a Current Report on Form 8‑K to be incorporated herein by reference)
5	Opinion re Legality (filed herewith)
23.1	Consent of Independent Registered Public Accounting Firm – KPMG LLP
23.2	Consent of Independent Registered Public Accounting Firm – Hansen Barnett & Maxwell, P.C.
24	Power of Attorney (see page II-6) (previously filed)

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